ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             THE YACKTMAN FUND, INC.

             Pursuant to Section 2-607 of the Maryland General Corporation Law (the "MGCL"), The Yacktman Fund, Inc., having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

             FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

             SECOND: Pursuant to Section 2-605(a)(4) of the MGCL, the Board of Directors of the Company duly adopted on February 14, 1997, resolutions amending Article I of the Company's Articles of Incorporation to provide as follows:

             The name of the corporation (hereinafter called "Corporation") is:

                            THE YACKTMAN FUNDS, INC.

             THIRD: Pursuant to Section 2-605(a)(4) of the MGCL, the Board of Directors of the Company duly adopted on February 14, 1997 resolutions redesignating its previously authorized shares of Common Stock, $.0001 par value, as follows:

                  Class               Fund              Shares

                    A       The Yacktman Fund        500,000,000

             FOURTH: These Articles of Amendment shall become effective as of the time they are accepted by the Department for record.

             IN WITNESS WHEREOF, the Company has caused these presents to be signed in its name and on behalf by its President and attested by its Secretary as of this ____ day of __________, 1997.

                                      THE YACKTMAN FUND, INC.


                                      By: _______________________________
                                           Donald A. Yacktman, President


                                      Attest: ____________________________
                                            Jon D. Carlson, Secretary